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                                                                     EXHIBIT 2.2


                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER


     This Amendment to Agreement and Plan of Merger (this "Amendment") dated as of December 2, 1998 is entered into by and among Compass Bancshares, Inc. ("Compass"), Albrecht & Associates of Delaware, Inc., a Delaware corporation ("A&A"), and Albrecht & Associates, Inc., a Texas corporation (the "Company").

     WHEREAS, Compass and the Company entered into an Agreement and Plan of Merger dated as of August 3, 1998 (the "Merger Agreement");

     WHEREAS, the Merger Agreement requires that an existing or new subsidiary of Compass shall be merged with the Company, with Compass Texas being the surviving entity;

     WHEREAS, A&A is such existing or new subsidiary;

     WHEREAS, Section 8.3 of the Merger Agreement requires Compass and the Company to amend the Merger Agreement for the purpose of making A&A a party thereto; and

     WHEREAS, the parties desire to otherwise amend the Merger Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement.

          2. Upon execution of this Amendment, A&A shall become a party to the Merger Agreement, shall be deemed to be Compass Texas as defined in the Merger Agreement, and shall succeed to the rights and become subject to the obligations of Compass Texas as provided in the Merger Agreement.

          3. The execution of this Amendment shall not relieve Compass of its obligations under the Merger Agreement.

          4. Except as herein provided, the terms of the Merger Agreement shall remain in full force and effect.
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          5.   This Amendment may be executed in several counterparts, and by the parties on separate counterparts, and all such counterparts, when so executed and delivered, shall constitute but one and the same agreement.

     IN WITNESS WHEREOF the parties have executed this Amendment as of the date first written above.


ATTEST:                             COMPASS BANCSHARES, INC.



By:  /s/ Daniel B. Graves           By:  /s/ Garrett R. Hegel
   ----------------------------        -------------------------------
   Its: Assistant Secretary            Its: Chief Financial Officer



ATTEST:                             ALBRECHT & ASSOCIATES
                                    OF DELAWARE, INC., a Delaware corporation



By:  /s/ Daniel B. Graves           By:  /s/ Garrett R. Hegel
   ----------------------------        -------------------------------
   Its: Assistant Secretary            Its: Vice President and Treasurer



ATTEST:                             ALBRECHT & ASSOCIATES, INC.,
                                    a Texas corporation



By:  /s/ Robert A. Albrecht         By:  /s/ Robert A. Albrecht
   ----------------------------        -------------------------------
   Its:                                 Robert A. Albrecht, President

                                     2.2-2